                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               AMERICAN COUNTRY HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

AMERICAN COUNTRY HOLDINGS INC.
------------------------------------------------------------

                                 April 22, 1999

Dear Stockholder:

    American Country Holdings Inc.'s ("Holdings") annual meeting of stockholders will be held at 10:30 a.m. local time on Tuesday, May 18, 1999, at The Downtown Association, 60 Pine Street, New York, New York 10005.

    The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in Holdings' products and markets.

    It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                                      [SIGNATURE]

                                          Martin L. Solomon
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
222 N. LASALLE STREET - SUITE 1600 - CHICAGO, ILLINOIS 60601 - TEL: (312) 456-2000 - FAX: (312) 456-2020

AMERICAN COUNTRY HOLDINGS INC.
------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

    The annual meeting of stockholders of American Country Holdings Inc., a Delaware corporation (the "Company"), will be held at The Downtown Association, 60 Pine Street, New York, New York, at 10:30 a.m. local time, on Tuesday, May 18, 1999, for the following purposes:

    (1) To elect five directors of the Company for the ensuing year.

    (2) To approve the amendment and restatement of the Company's Stock Option Plan to, among other things, increase the number of shares reserved for issuance under such plan.

    (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended December 31, 1999.

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 13, 1999 has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of the Company's Common Stock on that date will be entitled to vote.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]

                                          Ronald J. Gold
                                          SECRETARY

April 22, 1999

--------------------------------------------------------------------------------
222 N. LASALLE STREET - SUITE 1600 - CHICAGO, ILLINOIS 60601 - TEL: (312) 456-2000 - FAX: (312) 456-2020

                         AMERICAN COUNTRY HOLDINGS INC.
                            222 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60601

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement and the enclosed proxy card are being mailed on or about April 26, 1999, to stockholders of American Country Holdings Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting (the "Meeting") of stockholders to be held on May 18, 1999, and any adjournments thereof.

    The total cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and other employees of the Company, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on April 13, 1999, the record date for determining stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were 32,023,627 shares of Common Stock outstanding and entitled to vote. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Meeting, and each stockholder will be entitled to one vote for each share of Common Stock held.

    Each proxy that is properly signed and received prior to the Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the five nominees for director listed in this Proxy Statement, FOR approval of the amendment and restatement of the Company's Stock Option Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP. A stockholder that has given a proxy may revoke such proxy at any time before it is voted at the Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

    A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether or not a quorum is present at the Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as representing shares present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Broker non-votes are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Meeting, because they are not considered votes cast.

    The five nominees for director who receive the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company. The vote required for the approval of the amendment and restatement of the Company's Stock Option Plan is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. The vote required for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 1999 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of April 13, 1999, the ownership of Common Stock and Common Warrants by each director of the Company, by each of the Named Officers (as defined below under "EXECUTIVE COMPENSATION"), by all current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock or the Common Warrants. The Common Stock is the Company's only outstanding class of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o American Country Holdings Inc., 222 North LaSalle Street, Chicago, Illinois 60601.

                                                                       COMMON STOCK            COMMON WARRANTS(A)
                                                                 -------------------------  ------------------------
                     NAME AND POSITION OF                                      PERCENT OF                PERCENT OF
                       BENEFICIAL OWNER                          OWNERSHIP(1)   CLASS(2)     OWNERSHIP    CLASS(2)
---------------------------------------------------------------  ------------  -----------  -----------  -----------
Martin L. Solomon..............................................    8,050,343        25.14       22,705          1.1
Wilmer J. Thomas, Jr...........................................    8,006,343        25.00           --           --
Frontier Insurance Group, Inc.(3)..............................    8,000,343        24.98           --           --
William J. Barrett.............................................      610,540(4)       1.90     100,468(5)       4.89
Edwin W. Elder.................................................       36,300(6)          *          --           --
William J. Shively.............................................           --           --           --           --
James P. Byrne.................................................       19,075(7)          *          --           --
All directors and executive officers
 as a group (6 persons)........................................   16,722,601        52.22      123,173         5.99

------------------------

(A) Common Warrants are not entitled to vote. Each Common Warrant entitles the holder to purchase 2.19 shares of Common Stock for $1.83 per share through August 31, 1999.

(1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) Percentages less than one percent are indicated by an asterisk.

(3) The address of Frontier Insurance Group, Inc. is 915 Lake Louise Marie Road, Rockhill, New York 12775.

(4) Includes 381, 480 shares owned by Mr. Barrett's qualified retirement plan, 120,214 shares beneficially owned of record by Mr. Barrett's spouse, with respect to which Mr. Barrett disclaims beneficial ownership.

(5) Includes 44,117 warrants owned by Mr. Barrett's qualified retirement plan and 17,646 warrants owned by Mr. Barrett's spouse.

(6) Includes 36,300 shares which may be acquired upon exercise of outstanding options.

(7) Includes 18,075 shares which may be acquired upon exercise of outstanding options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    Five members of the Board of Directors are proposed to be elected at the Meeting to serve until the 2000 annual meeting and until their successors have been elected and qualified. Each of the nominees is currently a director of the Company and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

    Set forth below is information as to each nominee for director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

    MARTIN L. SOLOMON, 62, was elected a director and Chairman of the Board of Directors of the Company in July, 1997. Mr. Solomon also serves as the President and Chief Executive Officer of the Company. From 1986 to 1996, Mr. Solomon was a director and Vice Chairman of Great Dane Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to July 1997, property and casualty insurance. Mr. Solomon is a director of the following publicly- held corporations: XTRA Corporation, a transportation equipment leasing company; Hexel Corp., a manufacturer of composites, and Telephone and Data Systems, Inc., a diversified telecommunications service company with established wireless and wireline operations. Effective March 1999, Mr. Solomon was named a director of MFN Financial Corporation, a consumer finance company.

    WILLIAM J. BARRETT, 59, has served as a director of the Company since January 1992. Mr. Barrett served as the Secretary of the Company from August 1992 until March 9, 1999. Mr. Barrett has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. Mr. Barrett is a director of the following publicly-held corporations: Supreme Industries, Inc., a specialized truck body manufacturer; and TGC Industries, Inc., a provider of geophysical services to the oil and gas industries.

    EDWIN W. ELDER, 56, was elected a director of the Company in July, 1997. Mr. Elder also serves as Executive Vice President and Chief Operating Officer of the Company. Mr. Elder also has served as President and a director of American Country Insurance Company since 1993. From 1985 to 1993, he served as Senior Vice President of Operations for Employers' Health Insurance Company and IDS Property Casualty. Mr. Elder has 28 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army, where he attained the rank of Captain. He is a CPU (Chartered Property & Casualty Underwriter) and an FLMI (Fellow Life Management Institute).

    JOHN G. MCMILLIAN, 72, is standing for election as a new director. In 1973, Mr. McMillian founded Northwest Energy Company, a natural gas supplier, and from 1973 through 1983 served as its first chairman and chief executive officer. From 1987 to 1995, Mr. McMillian was also the chairman, president and chief executive officer of Allegheny & Western Energy Corporation, an oil and gas company. Mr. McMillian is currently the chairman and chief executive officer of Chaparral Resources, Inc., a gas and oil exploration and production company. He also serves on the board of directors of Excalibur Technologies Corp., a designer of knowledge retrieval software products, the U.S. Ski Team Foundation and the Steadman Hawkins Sports Medicine Foundation.

    WILMER J. THOMAS, JR., 71, was elected a director of the Company in July, 1997. Mr. Thomas is a private investor and financial consultant. From 1986 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to

July 1997, property and casualty insurance. Mr. Thomas is a director of Moore Medical Corp., a publicly held pharmaceutical and surgical supply company.

BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors has a standing Audit Committee that consists exclusively of nonemployee directors. The Audit Committee meets with the Company's independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Barrett (Chairman) and, Messrs. Shively and Thomas. (Mr. Shively is not standing for reelection as a director.) The Audit Committee met four times during fiscal 1998.

    The Board of Directors has a standing Compensation Committee that currently consists of Mr. Barrett (Chairman) and Messrs. Solomon and Shively. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee met four times during fiscal 1998.

    The Board of Directors serves as the nominating committee for directors.

    The Board of Directors held four meetings during fiscal 1998. All of the directors attended each meeting of the Board of Directors, with the exception of Mr. Shively who became a director in November 1998.

COMPENSATION OF DIRECTORS

    Messrs. Barrett and Shively each receives and, if elected, Mr. McMillian will receive, a monthly retainer fee of $1,000 for his services as a director. Messrs. Barrett and Shively each also receives and, if elected, Mr. McMillian will receive, $500 plus travel expenses for each Board of Directors meeting that he attends. The other directors of the Company have waived all fees, but are reimbursed for their out-of-pocket expenses.

EXECUTIVE OFFICERS

    The following table lists all non-director executive officers of the Company. Officers are elected to serve until their successors are duly elected and qualified.

                NAME                      AGE                POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
------------------------------------      ---      ---------------------------------------------------------------------
James P. Byrne......................          58   Mr. Byrne serves as the Treasurer, Chief Financial Officer and Vice
                                                    President of the Company. Mr. Byrne has served as the Vice President and Controller of American Country Insurance Company, the Company's
                                                    principal subsidiary, since 1988. He has over thirty years of experience in the insurance industry. From 1984 to 1988, Mr. Byrne served as President and Treasurer of Fairlin Associates/Reliable
                                                    Insurance Company and from 1971 to 1984 served as Treasurer of State
                                                    Security Insurance Company in Chicago. Mr. Byrne is a member of the
                                                    Society of Insurance Accountants and Insurance Accounting and
                                                    Systems Association.

                             EXECUTIVE COMPENSATION

    Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended December 31, 1998, 1997 and 1996, for the Chief Executive Officer, executive officers of the Company and certain executive officers of American Country Insurance Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                STOCK
              NAME AND                  FISCAL                             OTHER ANNUAL        OPTIONS         ALL OTHER
       PRINCIPAL POSITION(1)             YEAR       SALARY      BONUS      COMPENSATION     (# OF SHARES)   COMPENSATION(2)
------------------------------------  -----------  ---------  ---------  -----------------  -------------  -----------------
Martin L. Solomon, President........        1998   $          $                     --               --               --
and Chief Executive Officer(3)              1997   $          $                     --               --               --
                                            1996   $          $                     --               --               --
Edwin W. Elder, III.................        1998   $ 193,600     50,000             --           36,300           19,162
Executive Vice President and                1997     193,600    130,000             --               --           13,842
Chief Operating Officer(4)                  1996     180,000     75,000             --               --           17,938
James P. Byrne, Treasurer,..........        1998   $ 126,500     28,000             --           18,075            6,915
Chief Financial Officer                     1997     120,500     55,000             --               --            7,327
and Vice President                          1996     113,700     37,730             --               --            7,374
Daniel R. DeLeo, Executive..........        1998   $ 131,400     28,000             --           18,930            4,867
Vice President of American                  1997     125,100     47,000             --               --            7,015
Country Insurance Company                   1996     118,000     38,850             --               --              551
Robert S. Silver, Vice..............        1998   $ 119,700     30,000             --            9,389            9,389
President-Marketing of                      1997     119,700     43,625             --               --            9,369
American Country Insurance                  1996     112,900     37,625             --               --            8,627
Company(5)

--------------------------

(1) Mr. William J. Barrett, served as Secretary of the Company until March 9, 1999. Mr. Barrett did not receive any compensation for his services as Secretary.

(2) The compensation reported represents expense reimbursement, car allowance and travel allowance and, in the case of Mr. Elder, supplemental life insurance.

(3) Mr. Solomon's tenure as President and Chief Executive Officer of the Company began in July, 1997. Mr. Solomon does not receive any salary or other compensation for his services as President and Chief Executive Officer.

(4) Mr. Elder is employed as the President and Chief Executive Officer of American Country Insurance Company through June 30, 1999, pursuant to an Employment Agreement dated May 25, 1993, as amended (the "Agreement"). Pursuant to the Agreement, Mr. Elder receives an annual base salary of $193,600, with an annual cash incentive bonus, determined by the Board of Directors not less than one percent (1%) of the net after tax earnings of American Country Insurance Company. If Mr. Elder is terminated for cause or voluntarily terminates his employment, no additional amounts are payable, but if he is terminated other than for cause, he is entitled to recover his annual base salary through the end of the term of the Agreement.

(5) Mr. Silver is employed as the Vice President-Operations of American Country Insurance Company through July 15, 2001, pursuant to an Employment Agreement dated December 28, 1998. He receives an annual base salary of $150,000, with annual increases of 7% and bonuses of $30,000 or, if he satisfies certain performance requirements, he can elect to receive a bonus based on the Officers' Bonus Program. If Mr. Silver remains employed until the expiration date, he will receive a bonus of $195,000. Upon termination of his employment, he is entitled to a $225,000 severance payment.

OPTION GRANTS IN 1998

    In connection with the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of American Country Insurance Company in July 1997, the Company assumed a Stock Option Plan (the "Plan"), as amended, under which options to purchase up to a maximum of 750,000 shares of common stock may be granted to directors, officers and other key employees. Stock options granted under this Plan, which may be either incentive stock options or nonqualified stock options for federal income tax purposes, expire up to ten years after the date of grant and become exercisable over a three-year period. Employees who leave the Company have 90 days to exercise their options.

    In January 1998, the Company granted options to purchase 175,982 shares to employees of the Company. These additional options have five-year terms and vest at 20% per year and become fully exercisable five years after the date of grant. All options outstanding would become immediately exercisable, without regard to vesting provisions, upon the sale of the assets of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS(1)                      VALUE AT ASSUMED
                                        -------------------------------------------------------    ANNUAL RATES OF
                                         NUMBER OF    PERCENT OF                                     STOCK PRICE
                                        SECURITIES   TOTAL OPTIONS                                 APPRECIATION FOR
                                        UNDERLYING    GRANTED TO      EXERCISE                       OPTION TERM
                                          OPTIONS    EMPLOYEES IN   PRICE ($ PER    EXPIRATION   --------------------
                                        GRANTED(#)    FISCAL YEAR      SHARE)          DATE        5%($)     10%($)
                                        -----------  -------------  -------------  ------------  ---------  ---------
Edwin W. Elder........................      36,300         20.62%     $  1.8125    Jan. 2, 2005  $  69,083  $  72,373
James P. Byrne........................      18,075         10.27%     $  1.8125    Jan. 2, 2005     34,399     36,037
Ronald J. Gold........................       9,713          5.51%     $  1.8125    Jan. 2, 2005     18,485     19,365
Daniel R. DeLeo.......................      18,930         10.75%     $  1.8125    Jan. 2, 2005     36,026     37,792
Robert S. Silver......................       9,389          5.33%     $  1.8125    Jan. 2, 2005     17,868     18,719

--------------------------

(1) No options to purchase Common Stock were granted in 1998 to Messrs. Barrett, Shively, Solomon or Thomas.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    No options to purchase Common Stock were exercised during the fiscal year ended December 31, 1998.

PENSION AND RETIREMENT PLANS

    Prior to December 4, 1996, substantially all salaried employees of the Company were covered by a defined benefit pension plan sponsored by its former parent. Benefits were based on the employee's length of service and wages and benefits, as defined by the plan. The former parent's funding policy of the plan was generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act.

    In connection with a change in ownership of the Company in July 1997, the former parent's plan was split up and a separate defined benefit pension plan was established for the Company. Accordingly, effective December 4, 1996, substantially all salaried employees of the Company were covered by a defined benefit pension plan sponsored by the Company. Benefits and funding for the plan are consistent with the plan in which employees were previously participants.

    Effective December 31, 1997, the Company's defined benefit pension plan was frozen.

    Substantially all salaried employees of the Company who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 5% of their eligible compensation to the plan. The Company matches 50% of employee contributions up to a maximum of 8% of eligible compensation.

    In addition to the defined benefit plan and the 401(k) retirement plan, substantially all salaried employees of the Company are covered by a postretirement benefit plan. The plan is noncontributory and provides medical and life insurance for employees who retire after attaining age 62 with 25 years of service.

EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

    Mr. Elder is employed as the President and Chief Executive Officer of American Country Insurance Company through June 30, 1999 pursuant to an Employment Agreement dated May 25, 1993, as amended (the "Agreement"). Pursuant to the Agreement, Mr. Elder receives an annual base salary of $193,600, with an annual cash incentive bonus, determined by the Board of Directors but not less than one percent (1%) of the net after tax earnings of American Country Insurance Company. If Mr. Elder is terminated for cause or voluntarily terminates his employment, no additional amounts are payable, but if he is terminated other than for cause, he is entitled to receive his annual base salary through the end of the term of the Agreement.

    Mr. Silver is employed as the Vice President-Operations of American Country Insurance Company through July 15, 2001, pursuant to an Employment Agreement dated December 28, 1998. He receives an annual base salary of $150,000, with annual increases of 7% and bonuses of $30,000 or, if he satisfies certain performance requirements, he can elect to receive a bonus based on the Officers' Bonus Program. If Mr. Silver remains employed until the expiration date, he will receive a bonus of $195,000. Upon termination of his employment, he is entitled to a $225,000 severance payment.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock. This report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation is determined by the Committee with respect to the executive officers of the Company, including the Named Officers.

    This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.

    COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

    - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

    - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

    - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

    - Implement a balance between short and long-term compensation (in the form of stock options) to complement the Company's annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

    - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

    COMPENSATION PROGRAM COMPONENTS. The Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below:

        BASE SALARY. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

        ANNUAL INCENTIVES. The Company has historically awarded cash bonuses to certain salaried employees (including the Named Officers) of the Company. Bonuses are based on various factors, including prior year profitability, management development and the procurement and assimilation of acquisitions.

        STOCK OPTION PROGRAM. The Committee believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Committee may determine from time to time. The number of stock options granted to executive officers is based on competitive practices.

    PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Martin Solomon, President and Chief Executive Officer of the Company, does not receive any compensation for his services.

    SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The foregoing report has been approved by all members of the Committee.

                                          Respectfully submitted,
                                          William J. Barrett
                                          William J. Shively
                                          Martin L. Solomon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs. Barrett, Shively and Solomon. None of the executive officers of the Company serves on the board of directors of another company in any instance where an executive officer of the other company serves on the Board of Directors.

PERFORMANCE GRAPH

    Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that the Company include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq Composite Index and either a nationally recognized industry index or an index of peer group companies selected by the Company. The Company chose the $250 million Property & Casualty Insurance Company Asset-Size Index for purposes of this comparison. The following graph assumes the investment of $100 on December 31, 1993, and the reinvestment of dividends (rounded to the nearest dollar).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             AMERICAN                          $250M PROPERTY
              COUNTRY      NASDAQ -     & CASUALTY INSURANCE COMPANY
           HOLDINGS INC.   TOTAL US           ASSET-SIZE INDEX
12/31/93         $100.00      $100.00                         $100.00
12/31/94         $117.86       $97.75                          $76.14
12/31/95          $46.43      $138.26                          $97.17
12/31/96          $25.00      $170.01                          $98.34
12/31/97          $51.80      $208.58                         $128.48
12/31/98          $46.43      $293.21                         $104.98

                        PROPOSAL NO. 2--APPROVAL OF THE
                           AMENDMENT AND RESTATEMENT
                       OF THE COMPANY'S STOCK OPTION PLAN

    The Board of Directors has approved and adopted an amendment and restatement of the Stock Option Plan of the Company (the "Plan") to, among other things, increase the maximum number of shares of Common Stock which may be issued under the Plan and to permit greater transferability of options granted under the Plan. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for the amendment and restatement of the Plan.

    The Company will furnish to stockholders without charge a copy of the Amended and Restated Plan upon request. Any request for a copy of the Plan should be in writing addressed to: American Country Holdings Inc., 222 North LaSalle Street, Suite 1600, Chicago, Illinois, 60601, Attention: Mr.James P. Byrne, Chief Financial Officer, Vice President and Treasurer. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE PLAN.

PRINCIPAL FEATURES OF THE EXISTING PLAN

    The primary purpose of the Plan is to promote the interests of the Company and its stockholders in attracting and retaining knowledgeable officers, directors, employees, consultants and advisors to the Company and to stimulate the performance of such individuals. The Company may grant either incentive stock options or nonqualified stock options under the Plan. Incentive stock options are intended to be treated as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options are, in general, options which do not have the special income tax advantages associated with the incentive stock options.

    The major provisions of the existing Plan are as follows:

    ADMINISTRATION. The Plan is administered by the Compensation and Stock Option Committee (the "Committee") appointed by the Board of Directors . The Committee determines which eligible participants will be granted options, the number of shares of Common Stock subject to an option granted to any participant, whether the option is an incentive stock option or nonqualified stock option, the manner in and the price at which the option may be exercised and other terms and conditions governing the option (including the vesting schedule applicable to the option).

    ELIGIBILITY. Employees of the Company or its subsidiaries are eligible to receive incentive stock options under the Plan. Employees, nonemployee directors, consultants and advisors to the Company are eligible to receive nonqualified stock options under the Plan.

    EXERCISE PRICE. The exercise price of all options are determined by the Committee at the time of the grant, but for incentive stock options shall not be less than 100% of the fair market value of the share on the date of grant and for nonqualified stock options shall not be less than 75% of the fair market value of the share on the date of grant.

    TERM OF OPTIONS. The term of each option is determined by the Committee but will in no event be greater than ten years from the date of grant. An option will terminate upon an option holder's voluntary retirement or termination of his employment without the written consent of the Company or a subsidiary or if the Company terminates the option holder's employment for cause. If the option holder voluntarily retires or terminates his employment with the Company's consent or is terminated by the Company for other than cause, the option holder shall have the right to exercise his option at any time prior to the earlier of
(i) the expiration of the original option period or (ii) three months after the termination, to the extent of the number of shares subject to such option that were purchasable by him on the date of termination of his employment.

    PAYMENT. The Plan provides that the payment of the exercise price for options granted under the Plan shall be (i) in cash; (ii) at the discretion of the Committee, shares of Common Stock having a fair market value at the time of exercise equal to the aggregate exercise price or a combination of cash and such shares; or (iii) by any other method approved by the Committee.

    TRANSFERABILITY. Options granted under the Plan are transferable by will, the laws of descent and distribution and pursuant to a qualified domestic relations order.

DESCRIPTION OF PROPOSED AMENDMENTS

    INCREASE IN NUMBER OF SHARES AVAILABLE FOR ISSUANCE. The Plan currently provides that the maximum number of shares of Common Stock which may be issued under the Plan is 750,000. The amendment of the Plan would provide that the maximum numbers of shares that may be available for the grant of stock options under the Plan at any date shall be an amount equal to five percent (5%) of the shares issued and outstanding on the January 1st last preceding such date. As of January 1, 1999 there were 32,023,672 shares issued and outstanding. If the amended Plan is approved by the stockholders at the Meeting, there will be 1,601,181 shares available for the granting of stock options. The maximum number of those shares that would be subject to incentive stock options in any calender year is 1,000,000.

    ELIMINATION OF MAXIMUM GRANT TO CERTAIN INDIVIDUALS. The amendment of the Plan would eliminate the limitation on the number of shares that may be granted to any individual in any calendar year. Grants of options to executive officers named in the summary compensation table in the Company's annual meeting proxy statement and who are employed by the Company on the last day of the taxable year in any calendar year, however, shall not exceed 500,000 shares, an increase from 100,000 shares under the current Plan.

    INCREASED TRANSFERABILITY. The Plan currently provides that options are transferable only by will, the laws of descent and distribution and pursuant to qualified domestic relations orders. The amendment of the Plan would authorize the option holder to assign all or any portion of a nonqualified stock option to a (i) spouse or lineal descendant; (ii) trustee of a trust for the primary benefit of spouse or lineal descendant; (iii) partnership of which spouse and lineal descendants are the only partners; or (iv) tax exempt organization as described in Section 501(c)(3)of the Code.

    ACCELERATION OF VESTING AND EXTENDED PERIOD OF EXERCISE UPON DEATH OR DISABILITY. The amended Plan would provide that in the event of death or disability of the option holder, the Committee may authorize the option holder or his personal representative, legatee or assignee, to exercise all of the options, regardless of the extent to which such options were previously exercisable and to extend the period of exercise for such options for a period not to exceed one year from the date of death or disability.

    BROADENED PAYMENT PROVISIONS. The amended Plan provides that the payment of the exercise price for options granted under the Plan may be paid (i) in cash;
(ii) in cash received from a broker-dealer to whom the option holder has submitted an exercise notice which includes the fully endorsed option; (iii) by the option holder delivering previously owned shares of Common Stock (held by the option holder for at least 6 months prior to delivery or purchased on the open market) having an aggregate fair market value on the date of exercise equal to the option price; (iv) by directing the Company to withhold such number of shares otherwise issuable upon exercise of such options having an aggregate fair market value on the date of exercise equal to the option price; (v) by the option holder agreeing to surrender options then exercisable valued at the excess of the aggregate fair market value of the shares of Common Stock over the aggregate option price of such shares of Common Stock; or (vi) any combination of the above.

    BROADENED CASHLESS WITHHOLDING PROVISION. The amended Plan would also allow an option holder to satisfy his tax withholding obligation by directing the Company to withhold a portion of shares otherwise distributable to the option holder or by transferring to the Company a certain number of shares to satisfy the withholding obligation.

    EXPANDED AMENDMENT PROVISION. The amended Plan permits the Board of Directors, without further action on the part of the Company's stockholders, to the extent permitted by law, regulation and the requirements of any stock exchange or nationally recognized quotation service, to amend or suspend the Plan or any option granted under the Plan.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Options granted under the Plan may be incentive stock options or nonqualified stock options. There are no federal income tax consequences to an option holder or the Company by reason of the grant of an option under the Plan.

    INCENTIVE STOCK OPTIONS. On exercise of an incentive stock option, the option holder generally will not recognize any taxable income for federal income tax purposes; however, exercise of the option may subject the option holder to alternative minimum tax liability.

    Taxable income is not recognized by the holder of an incentive stock option until the holder sells or otherwise disposes of the common stock acquired on exercise of the option. For federal income tax purposes, sales of stock acquired on exercise of an incentive stock option are divided into two categories: qualifying dispositions and disqualifying dispositions. In order for a sale to be a "qualifying disposition", the holder must not sell the stock until two years after the grant date of the incentive stock option and one year after the exercise date of the incentive stock option. If one or both of these holding periods are not met, the sale will be a "disqualifying disposition."

    Upon a qualifying disposition, the selling employee generally will recognize a long-term capital gain equal to the excess, if any, of the sale price of the shares over the exercise price of the incentive stock option. Upon a disqualifying disposition, the selling employee generally will recognize (a) ordinary income equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and (b) a capital gain equal of the excess, if any, on the sale price of the shares over the fair market value of the shares on the exercise date. In the event of a disqualifying disposition, the Company may be entitled to a business expense deduction in the year and to the extent that ordinary income is recognized by the selling employee.

    NONQUALIFIED STOCK OPTIONS. On the exercise of a nonqualified stock option, the option holder will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares of common stock acquired over the exercise price of the option. Such excess also will be subject to employment taxes if the option holder is an employee. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of certain tax reporting obligations) to a corresponding business expense deduction in the year and to the extent that ordinary income is recognized by the option holder on exercise of a nonqualified stock option.

    ADDITIONAL INFORMATION REGARDING NEW PLAN BENEFITS. Options granted under the Plan are at the discretion of the Committee. Accordingly, future grants of options under the Plan are not determinable at this time. Subject to stockholder approval of the amendments to the Plan, the Committee has recommended that (i) options to purchase 500,000 shares of Common Stock be granted to Mr. Solomon;
(ii) options to purchase 250,000 shares of Common Stock be granted to each of Mr. Barrett and Mr. Thomas; and (iii) options to purchase 100,000 shares of Common Stock be granted to Mr. McMillian (assuming their election as directors at the Meeting). The exercise price of such options will be $1.19, the closing price per share of the Company's Common Stock on April 20, 1999 as reported by The Nasdaq Stock Market, Inc.

      PROPOSAL NO. 3-- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

    Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of such firm's appointment to the Company. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of PricewaterhouseCoopers LLP If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants.

    It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                       CERTAIN INTERESTS AND TRANSACTIONS

    On April 30, 1997, the Company entered into an agreement with Frontier Insurance Group, Inc. ("Frontier") and Messrs. Barrett, Solomon and Thomas pursuant to which the Company agreed to pay a fee to any of them (or any investment banking firm or other entity which the individual is then affiliated), if he or it introduces to the Company a merger or other acquisition transaction which he or it actively works on behalf of the Company and the transaction is closed by either of the Company's subsidiaries, American Country Insurance Company or American Country Financial Services Corp. The fee to be paid is a percentage of the value of the transaction. The agreement also provides that if Frontier or any of Messrs. Barrett, Solomon or Thomas introduces American Country Insurance Company to a portfolio of business which American Country Insurance Company acquires, he or it is entitled to a fee of 1% of the gross premiums written with respect to the portfolio of business over the three-year period after the acquisition. If Frontier reinsures any of the portfolio business, it is not entitled to the fee.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all such Section 16(a) reports that they file.

    Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1998 through December 31, 1998, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to Section 16(a).

                                 OTHER BUSINESS

    At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices on or before December 7, 1999, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]

                                          Ronald J. Gold
                                          Secretary

April 22, 1999

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC, WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO JAMES P. BYRNE, CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND TREASURER OF THE COMPANY, AT 222 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60601.

                             APPENDIX A

                    AMERICAN COUNTRY HOLDINGS INC.
                        STOCK OPTION PLAN
           (as amended and restated effective January 1, 1999)


1.   PURPOSES

     The purpose of the American Country Holdings Inc. Stock Option Plan (the "Plan") is to provide additional incentive to the officers, directors and employees of the Company who are primarily responsible for the management and growth of the Company, and to consultants and advisors to the Company who otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of, or related to, the Company and to stimulate their efforts on behalf of the Company, and to retain and attract to the Company persons of competence. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option," or as a "non-qualified stock option." The terms and conditions of the Plan shall be set forth or incorporated by reference in the option agreements evidencing the options.

     The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this
     Section 1.

2.   DEFINITIONS

     For the purposes of the Plan, unless the context otherwise requires, the following definitions shall be applicable:

     (a)   "Board" or "Board of Directors" means the Company's Board of
           Directors.

     (b) "Cause" means the willful and continued failure of the Employee, Non-Employee Director or consultant or advisor to the Company or any Subsidiary to perform substantially the duties of such Employee, Non-Employee Director or consultant or advisor as those duties exist on the date of the termination of the Employee's employment, the Non-Employee Director's service on the Board or the consultant or advisor's relationship with the Company (other than any failure resulting from action or inaction of a third party or circumstances outside the control of the Employee, Non-Employee Director or consultant or advisor, or from incapacity of such Employee, Non-Employee Director or consultant or advisor due to physical or mental illness), after a written demand for substantial performance is delivered to the

           Employee, Non-Employee Director or consultant or advisor, which demand specifically identifies the manner in which the Company or any Subsidiary believes the Employee, Non-Employee Director or consultant or advisor has not substantially performed his duties satisfactorily, and the Employee, Non-Employee Director or consultant or advisor has been given a period of at least thirty days to cure his failure in performance, or the commission of an act by the Employee, Non-Employee Director consultant or advisor that would be deemed a felony under the Illinois criminal statutes and that is materially injurious to the Company or a Subsidiary.

     (c)   "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Stock Option Committee composed of two or more directors who are Non-Employee Directors and Outside Directors who shall be elected by, and who shall serve at the pleasure, of the Board of Directors, and who shall be responsible for administering the Plan.

     (e)   "Company" means American Country Holdings Inc.

     (f) "Employee" means an employee of the Company or of a Subsidiary (including a director or officer of the Company or a Subsidiary who is also an employee).

     (g) "Fair Market Value" of the Shares means the closing price of publicly traded Shares on the national securities exchange on which the Shares are listed (if the Shares are so listed) or on the Nasdaq National Market or Small Cap Market (if the Shares are regularly quoted on the Nasdaq National Market or Small Cap Market), or if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

     (h) "ISO" means an option intended to qualify as an incentive stock option under Section 422 of the Code.

     (i) "Non-Employee Director" means a non-employee director as defined in Rule 16b-3

     (j)   "NQO" means an option that does not qualify as an ISO.

     (k) "Outside Director" means an outside director as defined in Section 162(m) of the Code.

     (l)   "Plan" means the American Country Holdings Inc. Stock Option Plan.

     (m)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

     (n)   "Securities Act" means the Securities Act of 1933, as amended.

     (o) "Shares" means shares of the Company's Common Stock, $.01 par value, including authorized but unissued shares and shares that have been previously issued and reacquired by the Company.

     (p) "Subsidiary" of the Company means and includes a "Subsidiary Corporation," as that term is defined in Section 424(f) of the Code.

3.   ADMINISTRATION

     Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee, in its sole discretion, shall from time to time determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, the number of Shares to be subject to each option, whether an option shall be designated an ISO or an NQO and the manner in and price at which such option may be exercised. In making such determination, the Committee may take into account the nature and period of service rendered by the respective optionees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. The determination of the Committee with respect to any matter referred to in this Section 3 shall be conclusive.

     In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, option or other acquisition under the Plan of options or Shares does not consist of two or more Non-Employee Directors, then any such grant, option or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

4.   ELIGIBILITY FOR PARTICIPATION

     Any Employee shall be eligible to receive ISOs or NQOs granted under the Plan. Consultants and advisors to the Company and directors of the Company who are not Employees shall be eligible to receive NQOs.

5.   LIMITATION ON SHARES SUBJECT TO THE PLAN

     Subject to adjustment as hereinafter provided, the total number of Shares that may be available for the grant of stock options under the Plan at any date shall be an amount equal to five percent (5%) of the Shares issued and outstanding on the January 1 last preceding such date. The aforementioned total number of Shares shall be adjusted in accordance with the provisions of Section 7(b). Notwithstanding the foregoing, the total number of Shares that may be subject to ISOs under the Plan shall be 1,000,000 Shares, adjusted in accordance with the provisions of Section 7(b) hereof.

     The maximum number of Shares that may be subject to options granted under Plan to any person who qualifies as an executive officer named from time to time in the summary compensation table in the Company's annual meeting proxy statement and who is employed by the Company on the last day of the taxable year ("SCT Executive") in any calendar year shall not exceed 500,000 Shares, adjusted in accordance with the provisions of Section 7(b) hereof, and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

     The Shares issued may be Shares held in the treasury, Shares which are authorized but unissued, or Shares acquired by the Company through open market purchases by an independent administrator selected by the Committee, as elected by the Board. Any Shares subject the issuance upon exercise of options but which are not issued because of a surrender, lapse, expiration, cancellation or termination of any such option that are subsequently canceled or forfeited, to the extent consistent with applicable law, rules and regulations, shall once again be available for issuance in satisfaction of options.

6.   TERMS AND CONDITIONS OF OPTIONS

     Each option granted under the Plan shall be subject to the following terms and conditions:

     (a) Except as provided in Subsection 6(k), the option price per Share shall be determined by the Committee, but (i) as to an ISO shall not be less than 100% of the Fair Market Value of a Share on the date such ISO is granted; and (ii) as to an NQO, shall not be less than 75% of the Fair Market Value of a Share on the date such NQO is granted.

     (b) The Committee shall, in its discretion, fix the term of each option, provided that the maximum length of the term of each option granted hereunder shall be 10 years and provided further that the provisions of Subsection 6(k) hereof shall be applicable to the grant of ISOs to Employees therein identified.

     (c)   If a holder of an option becomes disabled, within the meaning of
           Section 22(e)(3) of the Code, or dies while he is employed by the Company or a Subsidiary, serving on the Board of the Company or a Subsidiary or acting as a consultant or advisor to the

           Company or a Subsidiary or, if the Committee so determines in its discretion at the time such option is granted or at any time thereafter, such option may, regardless of the extent that the holder of the option was entitled to exercise such option on the date of his disability or death, be exercised during a period after his disability or death fixed by the Committee, in its discretion, at the time such option is granted, but in no event to exceed one year, by the holder of the option or his personal representative or representatives or by the person or persons to whom the holder's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that no option granted under the Plan may be exercised to any extent by anyone after its expiration.

     (d) In the event that a holder of an option shall voluntarily retire, quit his employment or service on the Board, or terminate his relationship as a consultant or advisor to the Company or a Subsidiary, without the written consent of the Company or a Subsidiary, or if the Company or a Subsidiary shall terminate the employment, service on the Board, or consulting or advising relationship of a holder of an option for Cause, the options held by such holder shall forthwith terminate. Except as otherwise provided in Section 6(l), if a holder of an option shall voluntarily retire, quit his employment or service on the Board, or terminate his relationship as a consultant or advisor to the Company or a Subsidiary with the written consent of the Company or a Subsidiary, or if the employment, service on the Board, or consulting or advising relationship of such holder shall have been terminated by the Company or a Subsidiary for reasons other than Cause, such holder may (unless his option shall have previously expired pursuant to the provisions hereof) exercise his option at any time prior to the first to occur of the expiration of the original option period or three months after the termination of employment, service on the Board, or consulting or advising relationship, to the extent of the number of Shares subject to such option that were purchasable by him on the date of termination of his employment, service on the Board or consulting or advising relationship. Options granted under the Plan shall not be affected by any change of employment, service on the Board or consulting or advising relationship so long as the holder thereof continues to be an Employee, Non-Employee Director or consultant or advisor to the Company or a Subsidiary.

     (e) Notwithstanding anything to the contrary contained herein or in any option agreement executed and delivered hereunder, no option shall be exercisable unless and until the Plan has been approved by stockholders of the Company in accordance with Section 17 hereof.

     (f) Except as provided in subsection (g) below, options granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder).

     (g) Notwithstanding the provisions of subsection (f) above, an Employee, Non-Employee Director or consultant or advisor, at any time prior to his death, may assign all or any portion of a non-qualified stock option granted to him to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant (iii) a partnership of which his spouse and lineal descendants are the only partners, or
           (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all the rights of the optionee with respect to the assigned portion of such non-qualified stock option, and such portion of the non-qualified stock option will continue to be subject to all of the terms, conditions and restrictions applicable to the non-qualified stock option, as set forth herein and in the related option agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the optionee does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable option agreement as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the optionee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

     (h) An option holder desiring to exercise an option shall exercise such option by delivering to the Company written notice of such intent to exercise, specifying the number of Shares to be purchased, together with payment of the option price therefor; provided, however that no option may be exercised in part with respect to fewer than 50 Shares, except to purchase the remaining Shares purchasable under such option. Except as otherwise provided in the Plan or in any option agreement, the option holder shall pay the option price of Shares upon exercise of any option:
           (a) in cash; (b) in cash received from a broker-dealer to whom the option holder has submitted an exercise notice consisting of a fully endorsed option (however, in the case of an option holder subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board); (c) by delivering (either actual delivery or by attestation procedures established by the Company) previously owned Shares (which the option holder has held for at least six months prior to the delivery of such Shares or which the option holder purchased on the open market and in each case for which the option holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value on the date of exercise equal to the option price; (d) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such option having an aggregate Fair Market Value on the date of exercise equal to the option price; (e) by agreeing to surrender options then exercisable valued at the excess of the aggregate Fair Market Value of the Shares subject to such options on the date of exercise over the aggregate option price of such Shares; (f) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant; or (g) by any combination of (a), (b), (c), (d), (e) and
           (f). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan association, and made payable to the Company. The Company shall issue, in the name of the option holder, stock certificates representing the total number of Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Shares purchased by an option holder through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. ' 220.3(e)(4) or other applicable provision of law.

     (i) In order to assist an option holder with the acquisition of Shares pursuant to the exercise of an option granted under the Plan, the Committee may, in its discretion, and subject to the requirements of applicable statutes, rules and regulations, whenever, in its judgment, such assistance may reasonably be expected to benefit the Company or a Subsidiary, authorize, either at the time of the grant of the option or thereafter (i) the extension of a loan to the option holder by the Company or a Subsidiary, (ii) the payment by the option holder of the purchase price of the Shares in installments, or (iii) the guaranty by the Company or a Subsidiary of a loan obtained by the option holder from a third party. The Committee shall determine the terms of any such loan, installment payment arrangement or guaranty, including the interest rate and other terms of repayment thereof. Loans, installment payment arrangements and guaranties may be authorized with or without security and the maximum amount thereof shall be the option price for the Shares being acquired plus related interest payments.

     (j) The aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares as to which an Employee may first exercise ISOs in any one calendar year under all incentive stock option plans of the Company, its parent and its Subsidiaries may not exceed $100,000.

     (k) An ISO may be granted to an Employee owning, or who is considered as owning, by applying the rules of ownership set forth in Section 424(d) of the Code, over 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share on the date the option is granted and such ISO expires not more than five years after the date of grant.

     (l) In the event of a change of control, as defined in the option agreement between the Company and the optionee, each outstanding option shall become exercisable in whole or in part, without regard to any vesting provisions or employment conditions that may be contained in the Plan or in any agreement between the optionee and the

           Company, and shall remain exercisable, in whole or in part, until it expires by its terms.

     (m) If an option granted to the Company's Chief Executive Officer or to any of the Company's SCT Executives is intended to qualify as "performance-based" compensation under Section 162(m) of the Code, the option price of such option shall not be less than 100% of the Fair Market Value of a Share on the date such option is granted.

7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     (a) Subject to any required regulatory approval, new option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, sale of all or substantially all assets, separation, reorganization, liquidation or like occurrence in which the Company is involved.

     (b) The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or subscription rights or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding Shares shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of Shares or recapitalization, the number and kind of Shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate option price.

     (c) Adjustments under this Section 7 shall be made by the Committee whose determination as to what adjustments, if any, shall be made, and the extent thereof, shall be final.

8.   PRIVILEGES OF STOCK OWNERSHIP

     No option holder shall be entitled to any of the privileges of stock ownership as to any Shares not actually issued and delivered to him.

9.   SECURITIES REGULATION

     (a) Each option shall be subject to the requirement that if at any time the Board of Directors or Committee shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any Federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board of Directors or Committee.

     (b) Unless at the time of the exercise of an option and the issuance of the Shares thereby purchased by any option holder hereunder there shall be in effect as to such Shares a Registration Statement under the Securities Act and the rules and regulations of the Securities and Exchange Commission, or there shall be available an exemption from the registration requirements of the Securities Act, the option holder exercising such option shall deliver to the Company at the time of exercise a certificate (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, (ii) certifying that he is acquiring the Shares issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing such option holder's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Securities Act. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including the rules and regulations of the Securities and Exchange Commission and of any securities exchange or automated quotation system on which the Shares may be listed or traded.

10.  EMPLOYMENT OR RETENTION OF OPTION HOLDERS

     Nothing contained in the Plan or in any option agreement executed and delivered thereunder shall confer upon any option holder any right to continue in the employ or retention of the Company or any Subsidiary, as a member of the Board or as a consultant or advisor to the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to terminate such employment or retention at any time.

11.  WITHHOLDING: DISQUALIFYING DISPOSITION

     (a) Whenever the Company proposes or is required to issue or transfer Shares to an option holder under the Plan, the Company shall have the right to require the option holder to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the option holder to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the option holder, as compensation or otherwise, as necessary. An option holder may elect to satisfy his tax withholding obligation incurred with respect to the taxable date of the option by (a) directing the Company to withhold a portion of the Shares otherwise distributable to the option holder, or (b) by transferring to the Company a certain number of Shares, such Shares being valued at the Fair Market Value thereof on the taxable date. Notwithstanding any provisions of the Plan to the contrary, an option holder=s election pursuant to the preceding sentence (a) must be made on or prior to the taxable date with respect to such option, and (b) must be irrevocable. In lieu of a separate election on each taxable date of an option, an option holder may make a blanket election with the Committee that shall govern all future taxable dates until revoked by the option holder. If the holder of Shares purchased in connection with the exercise of an ISO disposes of such Shares within two years of the date such an ISO was granted or within one year of such exercise, he shall notify the Company of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal, state or local income tax laws. If such holder does not remit such amount, the Company may withhold all or a portion of any compensation then or in the future owed to such holder as necessary to satisfy such requirements. Taxable date means the date an option holder recognizes income with respect to option under the Code or any applicable state or local income tax law.

     (b) In the case of disposition by an option holder of Shares acquired upon exercise of an ISO within (i) two years after the date of grant of such ISO, or (ii) one year after the transfer of such Shares to such option holder, such option holder shall give written notice to the Company of such disposition not later than 30 days after the occurrence thereof, which notice shall include all such information as may be required by the Company to comply with applicable provisions of the Code and shall be in such form as the Company shall from time to time determine.

12.  AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

     The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any option granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. The Board, without further action on the part of the shareholders of the Company to the extent permitted by law, regulation and the requirements of any stock exchange or nationally recognized quotation service, may from time to time alter, amend or suspend the Plan or any option granted hereunder or at any time terminate the Plan; provided, however, with respect to ISOs, the Board may not effect a change inconsistent with Section 422 of the Code or regulations issued thereunder.

     No amendment or termination of the Plan may in any manner affect any option theretofore granted without the consent of the option holder, except that the Committee may amend the Plan in a manner that does affect options theretofore granted upon a finding by the Committee that such amendments are in the best interest of holders of outstanding options affected thereby.

     Unless the Plan shall theretofore have been terminated by the Board of Directors or Committee, the Plan shall terminate on April 9, 2002. No option may be granted during the term of any suspension of the Plan or after termination of the Plan.

13.  GOVERNING LAW

     The Plan and all agreements hereunder shall be construed in accordance with governed by the laws of the State of Delaware, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

14.  NOTICE

     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an option holder or assignee (a) on the date it is personally delivered to him or
     (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown on the records of the Company or of any Subsidiary.

15.  SUCCESSORS

     In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company under the Plan with respect to options granted hereunder shall be binding on the successor of the transaction. Employment of an Employee with such a successor shall be considered employment of the Employee with the Company for purposes of the Plan.

16.  INDEMNIFICATION OF THE COMMITTEE

     In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, the members of the Committee and its delegatees shall be indemnified by the Company against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted hereunder; and (b) against all amounts paid by them on settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of the such action, suit or proceeding a Committee member of delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

17.  EFFECTIVE DATE

     The effective date of the Plan, as amended and restated herein, shall be January 1, 1999, subject to its approval by stockholders of the Company not later than April 19, 2000.

18.  GENDER

     Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

     IN WITNESS WHEREOF, the Company has caused the Plan, as amended and restated, to be executed on its behalf by its duly authorized officer on April 20, 1999, effective as of January 1, 1999.


                                    AMERICAN COUNTRY HOLDINGS INC.



                                    By:  /s/ Martin L. Solomon
                                            ---------------------
                                    Its: President and Chief Executive Officer

-------------------------------------------------------------------------------


                                     PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                         AMERICAN COUNTRY HOLDINGS INC.
                           222 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60601

The undersigned hereby appoints Martin L. Solomon, as proxy, with power of substitution and revocation, acting by a majority of those present and voting to vote the stock of American Country Holdings Inc., (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 1999, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN AND FOR THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


-------------------------------------------------------------------------------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS

                                     FOR          WITHHOLD AUTHORITY
                                   NOMINEES    TO VOTE FOR ALL NOMINEES
1. Election of                       / /                 / /
   Directors.

Election of Martin L. Solomon, William J. Barrett, Edwin W. Elder, John G. McMillian and Wilmer J. Thomas, Jr.

WITHHOLD AUTHORITY to vote for the following nominee(s)

_________________________________________

                                                      FOR  AGAINST  ABSTAIN
                                                      / /    / /      / /
2. Approval of the amendment and restatement of the Company's Stock Option Plan.

                                                      FOR  AGAINST  ABSTAIN
                                                      / /    / /      / /
3. Ratification of Independent Auditors;
   Ratification of the Board of Directors'
   appointment of Pricewaterhouse Coopers LLP as the Company's independent auditors for the 1999 fiscal year.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOPPERS LLP AS INDEPENDENT AUDITORS FOR 1999.

                                                      Date:            , 1999
-------------------------  -------------------------       ------------
       Signed                      Signed
PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN, TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.

-------------------------------------------------------------------------------